UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2019

KEANE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37988	38-4016639
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

1800 Post Oak Boulevard, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
(713) 357-9490
Registrant’s telephone number, including area code

2121 Sage Road, Suite 370, Houston, TX 77056
(Former address of principal executive office)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Item 7.01	Regulation FD Disclosure.
On March 18, 2019, Keane Group, Inc. (“Keane” or the “Company”) posted presentation slides to its website (www.keanegrp.com) in the Events & Presentations section, which will be presented at upcoming investor presentations. A copy of the presentation materials is furnished hereto as Exhibit 99.1.

The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” “positioned” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding the Company’s plans, objectives, future opportunities for the Company’s services, future financial performance and operating results and any other statements regarding Keane's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Keane's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to the operations of Keane; the Company’s future financial condition, results of operations, strategy and plans; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Keane's services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; product liability; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents.

Keane has included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures in the presentation, including Adjusted EBITDA and Adjusted Gross Profit and ratios based on these financial measures. These measurements provide supplemental information which Keane believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside GAAP measures such as net income and operating income. These non-GAAP financial measures exclude the financial impact of items management does not consider in assessing Keane’s ongoing operating performance, and thereby facilitate review of Keane’s operating performance on a period-to-period basis. Other companies may have different capital structures, and comparability to Keane’s results of operations may be impacted by the effects of acquisition accounting on its depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, Keane believes Adjusted EBITDA and Adjusted Gross Profit provide helpful information to analysts and investors to facilitate a comparison of its operating performance to that of other companies.

Adjusted EBITDA is defined as net income (loss) adjusted to eliminate the impact of interest, income taxes, depreciation and amortization, along with certain items management does not consider in assessing ongoing performance. Adjusted Gross Profit is defined as Adjusted EBITDA, further adjusted to eliminate the impact of all activities in the Corporate segment, such as selling, general and administrative expenses, along with cost of services that management does not consider in assessing ongoing performance.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, shall not otherwise be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of these slides is not intended to constitute a representation that such information is required by Regulation FD or that the materials they contain include material information that is not otherwise publicly available.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1*	Keane Group, Inc. Investor Presentation Delivered on March 18, 2019.

*	Furnished herewith electronically.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEANE GROUP, INC.

	By:	/s/ Kevin M. McDonald
	Name:	Kevin M. McDonald
	Title:	Executive Vice President, General Counsel &
Corporate Secretary

Date: March 18, 2018